                               State of Delaware

                        Office of the Secretary of State

                        --------------------------------

     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF DESIGNATION OF "LEADING EDGE PACKAGING, INC.", FILED IN THIS OFFICE ON THE ELEVENTH DAY OF JUNE, A.D. 1999 AT 9 O'CLOCK A.M.

        A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.







                                             /s/ Edward J. Freel
                                             -----------------------------------
                                             Edward J. Freel, Secretary of State

2571632 8100                                 AUTHENTICATION: 9800936
991235946                                    DATE: 06-14-99

                                                      STATE OF DELAWARE
                                                      SECRETARY OF STATE
                                                   DIVISION OF CORPORATIONS
                                                   FILED 09:00 AM 06/11/1999
                                                      991235946 - 2571632


                           CERTIFICATE OF DESIGNATIONS

                                       OF

                         1,000,000 SHARES OF SERIES A 8%
                      CUMULATIVE REDEEMABLE PREFERRED STOCK
                          500,000 SHARES OF SERIES B 8%
                      CUMULATIVE REDEEMABLE PREFERRED STOCK
                          500,000 SHARES OF SERIES C 8%
                      CUMULATIVE REDEEMABLE PREFERRED STOCK

     LEADING EDGE PACKAGING, INC., a corporation organized and existing under the General Corporation Law of the State of Delaware (hereinafter called the "Company"), hereby certifies that, as required by Section 151 of the General Corporation Law, the following resolution was adopted by the board of directors of the Company by Unanimous Written Consent dated June 8, 1999 in lieu of a meeting pursuant to Section 141(f) of the General Corporation
     Law:

        RESOLVED, that, pursuant to the authority granted to and vested in the board of directors of the Company in accordance with the provisions of the Company's Certificate of Incorporation, as amended, the board of directors hereby creates three series of Preferred Stock, par value $0.01 per share (the "Preferred Stock"), of the Company and hereby states the designation and number of shares, and fixes the relative rights, preferences and limitations thereof as follows:

     1. Designation and Amount. The shares of Preferred Stock shall be designated in the following series and number of shares constituting each series:

     (i)    1,000,000 shares of Series A 8% Cumulative Redeemable Preferred
            Stock;

     (ii)   500,000 shares of Series B 8% Cumulative Redeemable Preferred
            Stock; and

     (iii)  500,000 shares of Series C 8% Cumulative Redeemable Preferred Stock.

        All shares of each series shall be identical with the other shares in the same series in all respects.

     2. Voting Rights. Except as otherwise set forth in these resolutions or the certificate of designations (the "Certificate of Designations") with respect to the Preferred Stock, or as otherwise required by law, holders of each share of Preferred Stock shall be entitled to vote together with the holders of shares of common stock as a single class on all matters submitted for a vote of stockholders and shall be entitled to notice of all stockholders' meetings and to act by written consent in the same manner as the holders of the common stock.

        Each holder of Series A Preferred Stock shall be entitled to cast ten votes for each share of Series A Preferred Stock held by such holder at any meeting of stockholders of the Company or in taking action by written consent of the stockholders in accordance with the Company's Third Amended and Restated By-laws or the Delaware General Corporation Law.

        Each holder of Series B Preferred Stock shall be entitled to cast five votes for each share of Series B Preferred Stock held by such holder at any meeting of stockholders of the Company or in taking action by written consent of the stockholders in accordance with the Company's Third Amended and Restated By-laws or the Delaware General Corporation Law.

        Each holder of Series C Preferred Stock shall be entitled to cast three votes for each share of Series C Preferred Stock held by such holder at any meeting of stockholders of the Company or in taking action by written consent of the stockholders in accordance with the Company's Third Amended and Restated By-laws or the Delaware General Corporation Law.

        At any meeting of stockholders of the Company or in any written consent in which directors are to be elected, holders of the Preferred Stock, voting separately as a class, the holders of each series of Preferred Stock being entitled to cast such number of votes per share as are allocated to that series herein, shall be entitled to elect two directors to the board of directors, which directors shall serve until their successors have been duly elected, by the holders of the Preferred Stock voting separately as a class, and qualified. Holders of the Preferred Stock shall not otherwise be entitled to vote for directors of the Company.

        So long as any shares of Series A Preferred Stock are outstanding, the Company shall not, without the affirmative vote of the holders of a majority of all outstanding shares of Series A Preferred Stock, voting separately as a class, (i) amend, alter or repeal any provision of the Certificate of Incorporation (including this Certificate of Designations), as amended, or the Third Amended and Restated By-laws of the Company, (ii) authorize, or increase the authorized amount of, any additional class or series of stock, or issue any shares of stock, or (iii) effect any reclassification of the Series A Preferred Stock.

        So long as any shares of Series B Preferred Stock are outstanding, the Company shall not, without the affirmative vote of the holders of a majority of all outstanding shares of Series B Preferred Stock, voting separately as a class, effect any reclassification of the Series B Preferred Stock.

        So long as any shares of Series C Preferred Stock are outstanding, the Company shall not, without the affirmative vote of the holders of a majority of all outstanding shares of Series C Preferred Stock, voting separately as a class, effect any reclassification of the Series C Preferred Stock.

        3. Dividend Rights. The holders of Series A Preferred Stock shall be entitled to receive when, as and if declared by the board of directors, out of funds legally available for the payment of dividends, cumulative dividends in the amount per share of eight percent (8%) per annum of the original issue price of $0.75 per share. Dividends, if any, on the Series A Preferred Stock shall be payable annually, within thirty (30) days of the end of the twelve (12) month period commencing on January 15, 1999 and within 30 days of the end of each twelve (12) month period thereafter and, to the extent not paid, shall be cumulative. Dividends on the Series A Preferred Stock will accrue and be cumulative from January 15, 1999 to the redemption date of the Series A Preferred Stock and will be payable, to holders of record as they appear on the stock books of the Company as of January 15 of each such year. Dividends on the Series A Preferred Stock shall accrue on a daily basis whether or not the Company shall have earnings or surplus at the time.

        The holders of Series B Preferred Stock shall be entitled to receive when, as and if declared by the board of directors, out of funds legally available for the payment of dividends, cumulative dividends in the amount per share of eight percent (8%) per annum of the original issue price of $1.00 per share. Dividends, if any, on the Series B Preferred Stock shall be payable annually, within thirty (30) days of the end of the twelve (12) month period commencing on February 15, 1999 and within 30 days of the end of each twelve (12) month period thereafter and, to the extent not paid, shall be cumulative. Dividends on the Series B Preferred Stock will accrue and be cumulative from February 15, 1999 to the redemption date of the Series B Preferred Stock and will be payable, to holders of record as they appear on the stock books of the Company as of February 15 of each such year. Dividends on the Series B Preferred Stock shall accrue on a daily basis whether or not the Company shall have earnings or surplus at the time.

        The holders of Series C Preferred Stock shall be entitled to receive when, as and if declared by the board of directors, out of funds legally available for the payment of dividends, cumulative dividends in the amount per share of eight percent (8%) per annum of the original issue price of $1.00 per share. Dividends, if any, on the Series C Preferred Stock shall be payable annually, within thirty (30) days of the end of the twelve (12) month period commencing on March 15, 1999 and within 30 days of the end of each twelve (12) month period thereafter and, to the extent not paid, shall be cumulative. Dividends on the Series C Preferred Stock will accrue and be cumulative from March 15, 1999 to the redemption date of the Series C Preferred Stock and will be payable, to holders of record as they appear on the stock books of the Company as of March 15 of each such year. Dividends on the Series C Preferred Stock shall accrue on a daily basis whether or not the Company shall have earnings or surplus at the time.

        No dividend shall be paid on any series of Preferred Stock on any dividend payment date unless a dividend is also paid on that dividend payment date on all series of Preferred Stock. If, on any such dividend payment date, the dividend payable on any series of Preferred Stock is less than an amount equal to all dividends accrued and unpaid on that series of Preferred Stock as of the last day of the immediately preceding calendar year, then the dividend payable on any series of Preferred Stock expressed as a percentage of the amount of all dividends accrued and unpaid on that series of Preferred Stock as of the last day of the immediately preceding calendar year shall be the same.

        The board of directors may authorize the payment of dividends in cash or in-kind by the issuance of additional shares of Preferred Stock, to the extent such shares are available for issuance, to the holders of Preferred Stock in the same series as the shares on which the dividend is declared. If, for any twelve (12) month period, the board of directors authorizes payment of a dividend in-kind, the Company shall issue to each holder thereof additional shares of Preferred Stock in the appropriate series having a value equal to the amount of the dividend to which such holder would have been entitled were such dividend paid in cash. Such shares of Preferred Stock shall be valued based upon the last third party sale of shares of Preferred Stock in the same series or the last price at which shares of Preferred Stock of the same series were sold or redeemed by the Company, whichever is most recent. The amount of dividends payable for any period shorter than a full dividend period will be pro rated on the basis of a 360-day year and 12 30-day months. No interest will be payable in respect of any dividend payment on the Preferred Stock which may be in arrears.

     4. Liquidation Rights. In the event of any liquidation, dissolution or winding up of the Company, either voluntary or involuntary, holders of Series A Preferred Stock shall be entitled to receive out of the assets of the Company available for distribution to stockholders, as a liquidation preference, an amount per share equal to the sum of (a) the original issue price of $0.75 per share and (b) an amount equal to any accrued and unpaid dividends per share to the payment date, and no more, before any payment or distribution is made to the holders of Series B Preferred Stock, Series C Preferred Stock or Common Stock, or any other series or class of the Company's stock that ranks junior as to liquidation rights to the Series A Preferred Stock.

        In the event of any liquidation, dissolution or winding up of the Company, either voluntary or involuntary, after payment of the liquidation preference to the holders of the Series A Preferred Stock, holders of Series B Preferred Stock shall be entitled to receive out of assets of the Company available for distribution to stockholders, as a liquidation preference, an amount per share equal to the sum of (a) the original issue price of $1.00 per share and (b) an amount equal to any accrued and unpaid dividends per share to the payment date, and no more, before any payment or distribution is made to the holders of Series C Preferred Stock or Common Stock, or any other series or class of the Company's stock that ranks junior as to liquidation rights to the Series B Preferred Stock.

        In the event of any liquidation, dissolution or winding up of the Company, either voluntary or involuntary, after payment of the liquidation preference to the holders of the Series A Preferred Stock and Series B Preferred Stock, holders of Series C Preferred Stock shall be entitled to receive out of the assets of the Company available for distribution to stockholders, as a liquidation preference, an amount per share equal to the sum of (a) the original issue price of $1.00 per share and (b) an amount equal to any accrued and unpaid dividends per share to the payment date, and no more, before any payment or distribution is made to the holders of Common Stock, or any series or class of the Company's stock that ranks junior as to liquidation rights to the Series C Preferred Stock.

        If the assets and funds thus available for distribution to the holders of the Series A Preferred Stock shall be insufficient to permit the payment to such holders of the full preferential amount described above, then the entire amount of assets and funds of the Company legally available for distribution shall be distributed ratably among the holders of the Series A Preferred Stock based on the number of shares of Series A Preferred Stock held by each such holder. After payment in full of the liquidation preference on the shares of Series A Preferred Stock, the holders of such shares will not be entitled to any further participation in any distribution of assets by the Company.

        After distribution of the liquidation preference to the holders of the Series A Preferred Stock, if the assets and funds available for distribution to the holders of the Series B Preferred Stock shall be insufficient to permit the payment to such holders of the full preferential amount described above, then the remaining assets and funds of the Company legally available for distribution after payment in full to the holders of the Series A Preferred Stock shall be distributed ratably among the holders of the Series B Preferred Stock based on the number of shares of Series B Preferred Stock held by each such holder. After payment in full of the liquidation preference on the shares of Series B Preferred Stock, the holders of such shares will not be entitled to any further participation in any distribution of assets by the Company.

        After distribution of the liquidation preference to the holders of the Series A Preferred Stock and Series B Preferred Stock, if the assets and funds available for distribution to the holders of the Series C Preferred Stock shall be insufficient to permit the payment to such holders of the full preferential amount described above, then the remaining assets and funds of the Company legally available for distribution after payment in full to the holders of the Series C Preferred Stock shall be distributed ratably among the holders of the Series C Preferred Stock based on the number of shares of Series C Preferred Stock held by each such holder. After payment in full of the liquidation preference on the shares of Series C Preferred Stock, the holders of such shares will not be entitled to any further participation in any distribution of assets by the Company.

        Neither a consolidation, merger or other business combination of the Company with or into another corporation or other entity nor a sale or transfer of all or part of the Company's assets for cash, securities or other property will be considered a liquidation, dissolution or winding up of the Company.

        5. Redemption Rights. The Company, shall, at the option of any holder of shares of Series A Preferred Stock, at any time and from time to time on or after January 15, 2000, redeem the shares of Series A Preferred Stock held by such holder, in whole or in part, by paying to the holder thereof out of funds legally available therefor a cash price equal to the issue price of $0.75 per share, plus all dividends accrued and unpaid thereon as of the date fixed for redemption.

        The Company, shall, at the option of any holder of shares of Series B Preferred Stock, at any time and from time to time on or after February 15, 2000, redeem the shares of Series B Preferred Stock held by such holder, in whole or in part, by paying to the holder thereof out of funds legally available therefor, a cash price equal to the issue price of $1.00 per share, plus all dividends accrued and unpaid thereon as of the date fixed for redemption; provided, however, that any shares of Series B Preferred Stock may be redeemed only to the extent the Company has sufficient funds legally available for such redemption after redemption of any shares of Series A Preferred Stock for which the Company shall have received notice of redemption prior to redemption of such shares of Series B Preferred Stock.

        The Company shall, at the option of any holder of shares of Series C Preferred Stock, at any time and from time to time on or after March 15, 2000, redeem the shares of Series C Preferred Stock held by such holder, in whole or in part, by paying to the holder thereof out of funds legally available therefor, a cash price equal to the issue price of $1.00 per share, plus all dividends accrued and unpaid thereon as of the date fixed for redemption; provided, however, that any shares of Series C Preferred Stock may by redeemed only to the extent the Company has sufficient funds legally available for such redemption after redemption of any shares of Series A Preferred Stock and Series B Preferred Stock for which the Company shall have received notice of redemption prior to redemption of such shares of Series C Preferred Stock.

        Any holder electing to have its shares of Preferred Stock redeemed shall give notice of its election to the Company at its principal place of business. Any such notice shall be sent by facsimile, mail, overnight courier or any other reasonable means, not less than 30 nor more than 90 days prior to the date designated as the date for the redemption. Any non-material defect in such a notice, shall not affect the validity of the redemption. A copy of any such notice from any holder of shares of Series B Preferred Stock shall forthwith be provided to each holder of Series A Preferred Stock. A copy of any such notice from any holder of Series C Preferred Stock shall forthwith be provided to each holder of Series A Preferred Stock and Series B Preferred Stock.

        On and after the date of redemption specified in the notice, each holder of Preferred Stock to be redeemed shall be entitled to receive for Preferred Stock called for redemption the redemption price of such stock, upon presentation and surrender at the place designated in the notice of the certificate or certificates for Preferred Stock held by the holder, properly endorsed in blank for transfer or accompanied by proper instruments of assignment in blank.

        Unless the Company defaults in the payment of the redemption price: (1) from and after the date of redemption specified in the notice (a) all dividends upon Preferred Stock called for redemption shall cease to accrue after the date of redemption, and (b) all rights attached to the Preferred Stock called for redemption shall cease, except for the right to receive the redemption price of the shares on and after the redemption date without interest; and
     (2) from and after the date of redemption, any redeemed Preferred Stock shall no longer be deemed to be outstanding.

         IN WITNESS WHEREOF, this Certificate of Designations is executed on behalf of the Company by its President and Chief Financial Officer on this 9th day of June, 1999.

                                                  LEADING EDGE PACKAGING, INC.



                                                  By:/s/ Casey K. Tjang
                                                     ----------------------
                                                     Casey K. Tjang,
                                                     President and Chief
                                                     Financial Officer